                                                                      EXHIBIT 25

                                                              File Nos. 33-59216
                                                                    and 33-56663

                       SECURITIES AND EXCHANGE COMMISSION

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an Application to Determine Eligibility of a Trustee
                  Pursuant to Section 305 (b) (2) ____________


                              -------------------

                               FLEET NATIONAL BANK
               (Exact name of trustee as specified in its charter)

                               U.S. NATIONAL BANK
                 (Jurisdiction of incorporation or organization
                          if not a U.S. national bank)

                                   04-0317415
                      (I.R.S. employer identification no.)

                111 Westminster Street, Providence, Rhode Island 02903
             (Address of trustee's principal executive offices) (Zip code)

                                 Not Applicable
            (Name, address and telephone number of agent for service)

                              -------------------

                                    Meditrust
               (Exact name of obligor as specified in its charter)

Massachusetts                                              04-6532031
(State or other jurisdiction                               (I.R.S. employer
of incorporation or organization)                          identification no.)

128 Technology Center
Waltham, Massachusetts                                     02154
(Address of principal executive offices)                   (Zip code)



                                 DEBT SECURITIES
                       (Title of the indenture securities)


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Item 1.               General Information.

             Furnish the following information as to the trustee:

             (a) Name and address of each examining or supervising authority to which it is subject.

                              Comptroller of the Currency, Washington, D.C.

                              Board of Governors of the Federal Reserve System, Washington, D.C.

                              Federal Deposit Insurance Corporation, Washington, D.C.

             (b) Whether it is authorized to exercise corporate trust powers.

                              Yes.

Item 2.               Affiliations with Obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

                              None.

             Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, and 15 have been omitted pursuant to General Instruction B.

    Item 16. List of Exhibits.

             List below all exhibits filed as part of this statement of eligibility and qualification.

    1.* A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration Statement No. 33-14628)

    2.* A copy of the certificate of authority to the trustee to commence business. (See Exhibit T-1 (Item 12),
             Registration Statement No. 33-43903)

    3.* A copy of the authorization of the trustee to exercise corporate trust powers. (See Exhibit T-1 (Item 12),
             Registration Statement No. 33-43903)

    4.* A copy of the bylaws of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration Statement No. 33-14628)

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    5.       Not applicable.

    6. Consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

- ---------------------------

      * The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


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                                      NOTES

    1. Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answers to said Item is based on incomplete information.

    2. Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

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                                    SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Fleet National Bank, a national banking association incorporated and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized all in the City of Providence, and State of Rhode Island on the 12th day of July, 1995.

                              FLEET NATIONAL BANK


                              By: /s/ Christopher J. Lembo
                                 -------------------------------
                                 Name: Christopher J. Lembo
                                 Title:  Trust Officer



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                                    EXHIBIT 6
                               CONSENT OF TRUSTEE

             Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939 in connection with the DEBT SECURITIES of MEDITRUST, Fleet National Bank hereby consents that reports of examinations of Federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                              FLEET NATIONAL BANK


                              By: /s/ Christopher J. Lembo
                                  ------------------------------
                                  Name: Christopher J. Lembo
                                  Title: Trust Officer




    Dated:  July 12, 1995



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



                                    EXHIBIT 7

                               REPORT OF CONDITION

    CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
    AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

    All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

    SCHEDULE RC -- BALANCE SHEET                                                        C400
    ----------------------------
                                            Dollar Amounts in Thousands|         RCFD Bil Mil Thou|
                                                                       |//////////////////////////|
    ASSETS                                                             |//////////////////////////|
    1. Cash and balances due from depository institutions (from        |//////////////////////////|
       Schedule RC-A):                                                 |//////////////////////////|
       a. Noninterest-bearing balances and currency and coin (1).......|0081               225,053|1.a.
       b. Interest-bearing balances (2)................................|0071                40,434|1.b.
    2. Securities:                                                     |//////////////////////////|
       a. Held-to-maturity securities (from Schedule RC-B, Column A)...|1754                17,630|2.a.
       b. Available-for-sale securities (from Schedule RC-B, Column D).|1773             2,071,303|2.b.
    3. Federal funds sold and securities purchased under agreements to |//////////////////////////|
       resell in domestic offices of the bank and of its Edge and      |//////////////////////////|
       Agreement subsidiaries, and in IBFs:                            |//////////////////////////|
       a. Federal funds sold...........................................|0276                18,288|3.a.
       b. Securities purchased under agreements to resell..............|0277                     0|3.b.
    4. Loans and Lease financing receivables:  -------------------------//////////////////////////|
       a. Loans and Leases, net of unearned    | RCFD 2122  6,501,924  |//////////////////////////|
          income (from Schedule RC-C)..........|                       |//////////////////////////|
       b. LESS:  Allowance for Loan and Lease  | RCFD 3123    227,454  |//////////////////////////|
          Losses...............................|                       |//////////////////////////|
       c. LESS:  Allocated transfer risk       | RCFD 3128          0  |//////////////////////////|
          reserve..............................-------------------------//////////////////////////|
       d. Loans and Leases, net of unearned income,                    |//////////////////////////|
          allowance, and reserve (item 4.a minus 4.b and 4.c)..........|2125             6,274,470|4.d.
    5. Assets held in trading accounts.................................|2146                     0|5.
    6. Premises and fixed assets (including capitalized Leases)........|2145                72,628|6.
    7. Other real estate owned (from Schedule RC-M)....................|2150                21,248|7.
    8. Investments in unconsolidated subsidiaries and associated       |//////////////////////////|
       companies (from Schedule RC-M)..................................|2130                   828|8.
    9. Customers' Liability to this bank on acceptances outstanding....|2155                    90|9.
    10.Intangible assets (from Schedule RC-M)..........................|2143               255,635|10.
    11.Other assets (from Schedule RC-F)...............................|2160               464,287|11.
    12.Total assets (sum of items 1 through 11)........................|2170             9,461,894|12.
                                                                       ----------------------------

- -------------------------------
    (1) Includes cash items in process of collection and unposed debit.
    (2) Includes time certificates of deposit not held in trading accounts.


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SCHEDULE RC--CONTINUED

                                                                       ----------------------------
                                            Dollar Amounts in Thousands //////////// Bil Mil Thou
LIABILITIES                                                        //////////////////////////
13. Deposits:                                                      /////////////////////////
a.In domestic offices (sum of totals of columns A & C from Schedule
  RC-E, part 1)....                                                RCON 2200        4,633,64813.a
  (1) Noninterest-bearing(1) ..........  RCON 6631      720,362    //////////////////////////13.a(1)
  (2) Interest-bearing................   RCON 6636    3,913,286    //////////////////////////13.a(2)
                                         --------------------------
b.In foreign offices, Edge and Apartment subsidiaries, and IBFs    //////////////////////////
  (from Schedule RC-E, part II).................................. .RCFN 2200          449,18613.b
  (1) Noninterest-bearing.............. RCFN 6631       116,223    //////////////////////////13.b(1)
  (2) Interest-bearing................. RCFN 6636       332,963    //////////////////////////13.b(2)
14. Federal funds purchased and securities sold under agreements to//////////////////////////
    repurchase in domestic offices of the bank and of its Edge and //////////////////////////
    Agreement subsidiaries, and in IBFs:                           //////////////////////////
    (a) Federal funds purchased....................................RCFD 0278          766,47414.a
    (b) Securities sold under agreement to repurchase..............RCFD 0279        1,568,82714.b
15. Demand notes issued to the U.S. Treasury.......................RCON 2840          122,84515.
16. Other borrowed money:                                          //////////////////////////16.
    a. With original maturity of one year or less..................RCFD 2332          539,78016.a.
    b. With original maturity of more than one year................RCFD 2333          304,31816.b.
17. Mortgage indebtedness & obligations under capitalized leases...RCFD 2910               3617.
18. Bank's liability on acceptance executed and outstanding........RCFD 2920               9018.
19. Subordinated notes and debentures..............................RCFD 3200           85,00019.
20. Other liabilities (from Schedule RC-G).........................RCFD 2930          280,71220.
21. Total liabilities (sum of items 13 through 20).................RCFD 2948        8,750,91621.
                                                                   //////////////////////////
22. Limited-Life preferred stock and related surplus...............RCFD 3282                022.
EQUITY CAPITAL                                                     //////////////////////////
23. Perpetual preferred stock and related surplus..................RCFD 3838                023.
24. Common stock...................................................RCFD 3230           16,19024.
25. Surplus (exclude all surplus related to preferred stock).......RCFD 3839          219,57825.
26. a. Undivided profits and capital reserves......................RCFD 3632          503,73926.a.
    b. LESS: Net unrealized loss on marketable equity securities...RCFD 0297         (28,529)26.b.
27. Cumulative foreign currency translation adjustments............RCFD 3284                027.
28. Total equity capital (sum of items 23 through 27)..............RCFD 3210          710,97828.
29. Total liabilities, limited-life preferred stock, and equity    //////////////////////////
    capital (sum of items 21, 22 and 28)...........................RCFD 3300        9,461,89429.
                                                                   ----------------------------


Memorandum

To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
    auditing work performed for the bank by independent external         Number
    auditors as of any date during 1992................RCFD 6724         2  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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